Exhibit 99.1

Press Release	Investor Contact: Will Gabrielski Vice President, Investor Relations 213.593.8208 William.Gabrielski@aecom.com	Media Contact: Brendan Ranson-Walsh Vice President, Global Communications & Corporate Responsibility 213.996.2367 Brendan.Ranson-Walsh@aecom.com

AECOM announces governance agreement with Starboard Value

Three new directors recommended by Starboard to be appointed to Board

LOS ANGELES (November 22, 2019) — AECOM (NYSE:ACM), the world’s premier infrastructure firm, today announced a governance agreement with Starboard Value LP (together with its affiliates, “Starboard”), an investment firm and shareholder of the Company, which provides for the appointment of three new independent directors recommended by Starboard, including Starboard Managing Member, Peter A. Feld, to the AECOM Board of Directors.

Michael S. Burke, AECOM Chairman and CEO, has also notified the Board that he intends to retire. The Board will initiate a CEO succession process, with Mr. Burke continuing in his role as Chairman and CEO until a successor is identified by or prior to AECOM’s 2020 Annual Meeting of Shareholders.

Under the governance agreement, the size of AECOM’s Board is expanding to 11 members initially. Peter A. Feld and Robert G. Card will join the Board immediately, with Jacqueline C. Hinman joining by December 16, 2019. Directors James H. Fordyce and Linda M. Griego, who have served on AECOM’s Board since 2006 and 2005, respectively, have retired.

Additionally, one current director will not stand for re-election at the Company’s 2020 Annual Meeting expected to be held in March, ultimately reducing the size of the Board to 10 members.

Current director Steven A. Kandarian will serve as the Board’s Lead Independent Director. Following the appointment of a new CEO, the roles of Chairman and CEO will be separated.

“On behalf of the Board, I would like to thank Mike for his service as CEO and his significant contributions to the Company,” Mr. Kandarian said. “Through Mike’s stewardship, we have created substantial value for the Company and our shareholders over the past year, and we are well-positioned to continue those value creation initiatives as we move into this next phase for AECOM following the completion of the sale of our Management Services business. The Board greatly values and appreciates Mike’s continued leadership and assistance through a smooth transition.”

Mr. Burke stated, “I am incredibly proud of the record-setting performance and improved profitability our committed employees delivered in 2019, and the value we are creating for shareholders. The company is in a position of strength as we begin this leadership transition. I look forward to assisting in a robust succession process to identify AECOM’s next leader – someone who will build upon a solid platform for new growth and continue to ensure that our global clients and dedicated employees remain well served.”

Mr. Burke joined AECOM in 2005 and has served as CEO and a member of the Company’s Board since 2014. In 2015, Mr. Burke was appointed Chairman of the Board. During his tenure, Mr. Burke has led the company through a period of transformation and growth as represented by FY19 revenue of $20.2 billion, a 13% increase in adjusted EBITDA, and $27.5 billion in wins that contributed to $60 billion in total backlog. Most recently, Mr. Burke led the announced value-enhancing sale of the company’s Management Services business in October for $2.405 billion. In the wake of this progress, AECOM’s stock is trading near its all-time high.

Mr. Feld said, “We are pleased to have reached this constructive agreement with AECOM. We believe the Company is well positioned as an industry leader and I look forward to working with my fellow directors to ensure continued profitable growth, best-in-class corporate governance, and a focus on shareholder value creation. We share the Board’s appreciation for Mike’s strong leadership and continued support of the Company.”

The terms of the governance agreement with Starboard also include committee appointments, committee leadership roles, and the formation of a CEO search committee, among other items. As part of the agreement, Starboard has agreed to customary standstill provisions and voting commitments.

Additionally, in connection with today’s announcement, AECOM shareholder Engine Capital has committed to vote its shares in support of all of AECOM’s director nominees at the 2020 Annual Meeting.

Arnaud Ajdler, managing partner of Engine, said, “As long-term shareholders, we are excited about the changes taking place at AECOM. We believe that the addition of these new independent directors will benefit AECOM shareholders.”

Additional information about today’s announcement will be included in a Current Report on Form 8-K to be filed with the U.S. Securities and Exchange Commission (the “SEC”).

About Peter A. Feld

Peter Feld has been a Managing Member and the Head of Research of Starboard Value LP, a New York-based investment adviser with a focused and fundamental approach to investing primarily in publicly traded U.S. companies, since 2011. Prior to joining Starboard, Mr. Feld served as a Managing Director of Ramius LLC and a Portfolio Manager of Ramius Value and Opportunity Master Fund Ltd. from November 2008 to April 2011. He currently serves as a director of Magellan Health, Inc., a healthcare company, since March 2019 and NortonLifeLock Inc. (f/k/a Symantec Corporation), a cybersecurity software and services company, since September 2018. During the past five years, Mr. Feld served as a director of Marvell Technology Group Ltd., The Brink’s Company, Insperity, Inc., and Darden Restaurants, Inc.

About Robert G. Card

Robert Card has served as President of The Card Group LLC, an executive advisory services company, since October 2015. Prior to that, Mr. Card served as the President and Chief Executive Officer and as a member of the board of directors of SNC-Lavalin Group Inc., a Canadian based, 40,000 employee global engineering and construction company, from October 2012 to October 2015. Previously, Mr. Card served as President, Energy Water and Facilities Divisions of CH2M HILL Companies, Ltd., an engineering consulting and design company, from 2004 to 2012 and as a director from 2005 to 2012; and as the United States Under Secretary of Energy from 2001 to 2004, where he was responsible for the DOE business lines of Energy, Science and Environment. He currently serves as a director of Westinghouse Electric Company LLC, a US based nuclear power company, since September 2018 and on the executive advisory board of Longenecker & Associates LLC, a business consulting group with experience advising clients in the commercial and defense nuclear sectors, since October 2016. Mr. Card previously served as a director of Amec Foster Wheeler plc, a multinational consultancy, engineering and project management company.

About Jacqueline C. Hinman

Jacqueline Hinman is the former Chairman, President and Chief Executive Officer of CH2M HILL Companies, Ltd., an engineering and consulting firm focused on delivering infrastructure, energy, environmental and industrial solutions for clients and communities around the world. She was appointed Chairman of CH2M in September 2014, and President and Chief Executive Officer in January 2014, and served until December 2017 when the firm was acquired by Jacobs Engineering. Prior to that, Ms. Hinman served in a variety of roles at CH2M, including as President, International and Infrastructure Divisions from 2005 to 2013, where she oversaw the acquisition of Halcrow Group Limited, a multinational engineering consultancy company and served as Halcrow’s Chairman and Chief Executive Officer through 2013. She also served on CH2M’s board of directors from 2008 through 2017. Ms. Hinman was previously the Founder and Chief Executive Officer of Talisman Partners from 1997 until 2001 when the company was acquired by the Earth Tech Division of Tyco International Ltd., where she then served as Senior Vice President, Global Facilities & Infrastructure until 2003. Ms. Hinman currently serves as a director of The International Paper Company, a pulp and paper company, since December 2017 and The Dow Chemical Company, a multinational chemical corporation, since April 2019.

About AECOM

AECOM (NYSE:ACM) is the world’s premier infrastructure firm, delivering professional services across the project lifecycle – from planning, design and engineering to consulting and construction management. We partner with our clients in the public and private sectors to solve their most complex challenges and build legacies for generations to come. On projects spanning transportation, buildings, water, governments, energy and the environment, our teams are driven by a common purpose to deliver a better world. AECOM is a Fortune 500 firm with revenue of approximately $20.2 billion during fiscal year 2019. See how we deliver what others can only imagine at aecom.com and @AECOM.

About Starboard Value

Starboard Value LP is a New York-based investment adviser with a focused and differentiated fundamental approach to investing primarily in publicly traded U.S. companies. Starboard invests in deeply undervalued companies and actively engages with management teams and boards of directors to identify and execute on opportunities to unlock value for the benefit of all shareholders.

Forward Looking Statements

All statements in this press release other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements.

Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, but are not limited to, the following: our business is cyclical and vulnerable to economic downturns and client spending reductions; long-term government contracts and subject to uncertainties related to government contract appropriations; government shutdowns; governmental agencies may modify, curtail or terminate our contracts; government contracts are subject to audits and adjustments of contractual terms; losses under fixed-price contracts; limited control over operations run through our joint venture entities; liability for misconduct by our employees or consultants; failure to comply with business laws and regulations; maintaining adequate surety and financial capacity; high leveraged and potential inability to service our debt and guarantees; exposure to Brexit and tariffs; exposure to political and economic risks in different countries; currency exchange rate fluctuations; retaining and recruiting key technical and management personnel; legal claims; inadequate insurance coverage; environmental law compliance and adequate nuclear indemnification; unexpected adjustments and cancellations related to our backlog; partners and third parties who may fail to satisfy their legal obligations; AECOM Capital real estate development projects; managing pension cost; cybersecurity issues, IT outages and data privacy; uncertainties as to the timing and completion of the proposed sale of our Management Services business or whether it will be completed and the risk that the expected benefits of the proposed sale of our Management Services business or any contingent purchase price will not be realized within the expected time frame, in full or at all; the risk that costs of restructuring transactions and other costs incurred in connection with the proposed sale of our Management Services business will exceed our estimates or otherwise adversely affect our business or operations; as well as other additional risks and factors that could cause actual results to differ materially from our forward-looking statements set forth in our reports filed with the SEC. We do not intend, and undertake no obligation, to update any forward-looking statement.

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